                              AMENDED AND RESTATED
                   DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                      With

                       OppenheimerFunds Distributor, Inc.

                              For Class N Shares of

                    Oppenheimer Main Street Opportunity Fund(R)

This  Amended and  Restated  Distribution  and Service  Plan and  Agreement  (the
"Plan") is dated as of the 28th day of October,  2005, by and between Oppenheimer
Main Street  Opportunity  Fund(R)(the  "Fund") and  OppenheimerFunds  Distributor,
Inc. (the "Distributor").

1.    The Plan.  This Plan is the Fund's  written  distribution  and service plan for Class N shares of the Fund (the  "Shares"),  contemplated by Rule 12b-1 as it may be amended from time to time (the "Rule")  under the  Investment  Company Act of 1940  (the  "1940  Act"),  pursuant  to which  the Fund  will  compensate  the
Distributor for its services in connection with the  distribution of Shares,  and the personal  service and  maintenance of  shareholder  accounts that hold Shares
("Accounts").  The Fund may act as  distributor  of securities of which it is the issuer,  pursuant  to the Rule,  according  to the terms of this Plan.  The terms and  provisions  of this  Plan  shall  be  interpreted  and  defined  in a manner consistent  with the  provisions and  definitions  contained in (i) the 1940 Act,
(ii) the Rule,  (iii) Rule 2830 of the Conduct Rules of the National  Association
of Securities  Dealers,  Inc., or any  applicable  amendment or successor to such rule (the "NASD  Conduct  Rules") and (iv) any  conditions  pertaining  either to distribution-related  expenses or to a plan of  distribution to which the Fund is subject under any order on which the Fund relies,  issued at any time by the U.S.
Securities and Exchange Commission ("SEC").

2.    Definitions.  As used in this  Plan,  the  following  terms  shall have the following meanings:

      (a)   "Recipient"  shall mean any broker,  dealer,  bank or other person or entity which:  (i) has rendered  assistance  (whether direct,  administrative  or both) in the  distribution  of  Shares  or has  provided  administrative  support services  with  respect  to  Shares  held by  Customers  (defined  below)  of the
Recipient;  (ii) shall furnish the  Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably  request to answer such questions as may arise  concerning  the sale of Shares;  and (iii) has been selected by the
Distributor to receive payments under the Plan.

      (b)   "Independent  Trustees" shall mean the members of the Fund's Board of
Trustees  who are not  "interested  persons"  (as defined in the 1940 Act) of the
Fund and who have no direct or indirect  financial  interest in the  operation of this Plan or in any agreement relating to this Plan.

      (c)   "Customers"   shall  mean  such  brokerage  or  other   customers  or
investment advisory or other clients of a Recipient,  and/or accounts as to which such  Recipient  provides  administrative  support  services or is a custodian or other fiduciary.

      (d)   "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares
owned   beneficially  or  of  record  by:  (i)  such  Recipient,   or  (ii)  such
Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for purposes of this Plan.  In the event that more than one  person  or entity  would  otherwise  qualify  as  Recipients  as to the same
Shares,  the  Recipient  which is the  dealer of record  on the  Fund's  books as determined  by the  Distributor  shall be deemed the  Recipient as to such Shares for purposes of this Plan.

3.    Payments for Distribution Assistance and Administrative Support Services.

      (a)   Payments to the  Distributor.  In  consideration of the payments made by the Fund to the  Distributor  under this Plan, the  Distributor  shall provide administrative  support  services  and  distribution  services to the Fund.  Such services  include  distribution  assistance and  administrative  support services rendered in connection with Shares (1) sold in purchase transactions,  (2) issued in exchange for shares of another  investment  company for which the  Distributor serves as distributor  or  sub-distributor,  or (3) issued  pursuant to a plan of reorganization  to which  the Fund is a party.  If the  Board  believes  that the
Distributor  may  not  be  rendering  appropriate   distribution   assistance  or
administrative  support services in connection with the sale of Shares,  then the
Distributor,  at the request of the Board, shall provide the Board with a written report  or  other  information  to  verify  that  the  Distributor  is  providing appropriate  services in this regard.  For such services,  the Fund will make the following payments to the Distributor:

            (i)  Administrative  Support  Service Fees.  Within  forty-five  (45)
days of the end of each  calendar  quarter,  the Fund will make  payments  in the aggregate  amount of 0.0625% (0.25% on an annual basis) of the average during the period of the  aggregate  net asset value of the Shares  computed as of the close of each  business day (the  "Service  Fee").  Such Service Fee payments  received from the Fund  will  compensate  the  Distributor  for  providing  administrative support services with respect to Accounts.  The  administrative  support services in  connection  with  Accounts  may  include,  but shall not be  limited  to, the administrative  support  services  that a Recipient  may render as  described  in
Section 3(b)(i) below.

            (ii)  Distribution   Assistance  Fees  (Asset-Based   Sales  Charge).
Within ten (10) days of the end of each  month,  the Fund will make  payments  in the  aggregate  amount of  0.02083%  (0.25% on an  annual  basis) of the  average during the month of the  aggregate  net asset value of Shares  computed as of the close of each business day (the  "Asset-Based  Sales Charge").  Such  Asset-Based
Sales Charge payments  received from the Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

            The   distribution   assistance   services  to  be  rendered  by  the
Distributor in connection  with the Shares may include,  but shall not be limited to, the following:  (i) paying sales commissions to any broker,  dealer,  bank or other person or entity that sells  Shares,  and/or  paying such persons  "Advance
Service  Fee  Payments"  (as  defined  below) in  advance  of,  and/or in amounts greater than,  the amount  provided for in Section 3(b) of this  Agreement;  (ii)
paying  compensation  to and expenses of personnel of the Distributor who support distribution  of Shares by  Recipients;  (iii)  obtaining  financing or providing such  financing from its own  resources,  or from an affiliate,  for the interest and other borrowing costs of the Distributor's  unreimbursed expenses incurred in rendering  distribution  assistance and  administrative  support  services to the
Fund;  and  (iv)  paying  other  direct  distribution  costs,  including  without limitation the costs of sales  literature,  advertising and  prospectuses  (other than  those  prospectuses  furnished  to current  holders  of the  Fund's  shares
("Shareholders")) and state "blue sky" registration expenses.

(b)   Payments to Recipients.  The  Distributor  is authorized  under the Plan to pay  Recipients  (1)  distribution  assistance  fees for  rendering  distribution assistance  in  connection  with the sale of Shares  and/or (2) service  fees for rendering  administrative support services with respect to Accounts.  However, no such  payments  shall  be made to any  Recipient  for any  period  in  which  its
Qualified  Holdings  do not  equal  or  exceed,  at the end of such  period,  the minimum amount ("Minimum Qualified Holdings"),  if any, that may be set from time to time by a majority of the Independent  Trustees.  All fee payments made by the
Distributor  hereunder  are  subject  to  reduction  or  chargeback  so that  the aggregate  service fee  payments  and Advance  Service Fee Payments do not exceed the limits on payments  to  Recipients  that are, or may be,  imposed by the NASD
Conduct  Rules.  The  Distributor  may  make  Plan  payments  to any  "affiliated person"  (as  defined  in the 1940  Act) of the  Distributor  if such  affiliated person  qualifies  as a  Recipient  or retain such  payments  if the  Distributor qualifies as a Recipient.

            In  consideration  of  the  services  provided  by  Recipients,   the
Distributor shall make the following payments to Recipients:

            (i)  Service  Fee.  In   consideration  of   administrative   support
services  provided  by a  Recipient,  the  Distributor  shall  make  service  fee payments  to  that  Recipient  quarterly  or at such  other  interval  as  deemed appropriate by the  Distributor,  within  forty-five (45) days of the end of each calendar  quarter or other period,  at a rate not to exceed  0.0625% (0.25% on an annual  basis) of the average  during the period of the aggregate net asset value of Shares,  computed as of the close of each business day, constituting Qualified
Holdings  owned  beneficially  or of record by the  Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding  Period"),  if any,  that  may be set  from  time  to  time  by a  majority  of the  Independent
Trustees.

            Alternatively,  the  Distributor  may, at its sole  option,  make the following  service fee payments to any Recipient,  within forty-five (45) days of the end of each calendar quarter or at such other interval as deemed  appropriate by the  Distributor:  (A) "Advance  Service Fee Payments" at a rate not to exceed
0.25%  of the  average  during  the  calendar  quarter  or  other  period  of the aggregate net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified Holdings, sold by the Recipient during that period and owned  beneficially  or of record by the  Recipient  or by its  Customers,  plus (B)  service fee  payments at a rate not to exceed  0.0625%
(0.25% on an annual  basis) of the  average  during the  period of the  aggregate net  asset  value of  Shares,  computed  as of the  close of each  business  day, constituting  Qualified Holdings owned beneficially or of record by the Recipient or by its  Customers  for a period of more than one (1) year. In the event Shares are  redeemed  less than one year  after  the date such  Shares  were  sold,  the
Recipient  is obligated  to and will repay the  Distributor  on demand a pro rata portion of such  Advance  Service  Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

            The  administrative  support services to be rendered by Recipients in connection  with the  Accounts  may  include,  but shall not be  limited  to, the following:  answering  routine  inquiries  concerning the Fund,  assisting in the establishment  and  maintenance  of  accounts  or  sub-accounts  in the  Fund and processing Share redemption transactions,  making the Fund's investment plans and dividend  payment  options  available,  and providing such other  information and services  in  connection  with the  rendering  of  personal  services  and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

            (ii)  Distribution   Assistance  Fee  (Asset-Based   Sales  Charge)
Payments.  Irrespective  of whichever  alternative  method of making  service fee payments to Recipients is selected by the  Distributor,  the Distributor  may, at its sole option  make  distribution  assistance  fee  payments to each  Recipient quarterly,  or at such other interval as deemed  appropriate by the  Distributor, within  forty-five  (45) days  after the end of each  calendar  quarter  or other period,  at a rate not to  exceed  0.6250%  (0.25%  on an  annual  basis)  of the average during the period of the aggregate net asset value of Shares  computed as of  the  close  of  each  business  day  constituting  Qualified  Holdings  owned beneficially  or of record by the Recipient or its Customers for a period of more than one  year.  Alternatively,  at its sole  option,  the  Distributor  may make distribution  assistance  fee  payments  to a  Recipient  quarterly,  at the rate described above, on Shares constituting  Qualified Holdings owned beneficially or of record by the Recipient or its Customers  without regard to the 1-year holding period  described  above.  Distribution  assistance fee payments may be made only to Recipients that are registered  with the SEC as a broker-dealer  or are exempt from registration.

            The  distribution  assistance  to be  rendered by the  Recipients  in connection with the sale of Shares may include,  but shall not be limited to, the following:  distributing  sales  literature  and  prospectuses  other  than those furnished to current Shareholders,  providing compensation to and paying expenses of  personnel  of the  Recipient  who support the  distribution  of Shares by the
Recipient,  and providing such other  information and services in connection with the  distribution  of  Shares  as the  Distributor  or the  Fund  may  reasonably request.

      (c)   A majority of the  Independent  Trustees may at any time or from time to time (i) increase or decrease  the rate of fees to be paid to the  Distributor or to any  Recipient,  but not to exceed the rates set forth  above,  and/or (ii)
direct the Distributor to increase or decrease any Minimum  Holding  Period,  any maximum period set by a majority of the  Independent  Trustees  during which fees will be paid on Shares  constituting  Qualified Holdings owned beneficially or of record by a Recipient or by its Customers  (the  "Maximum  Holding  Period"),  or
Minimum  Qualified  Holdings.  The Distributor shall notify all Recipients of any
Minimum  Qualified  Holdings,  Maximum  Holding Period and Minimum Holding Period
that  are  established  and  the  rate  of  payments   hereunder   applicable  to
Recipients,  and shall provide each  Recipient  with written notice within thirty
(30) days after any change in these  provisions.  Inclusion of such provisions or a change in such  provisions  in a supplement  or amendment to or revision of the prospectus of the Fund shall constitute sufficient notice.

      (d)   The  Service  Fee and the  Asset-Based  Sales  Charge on  Shares  are
subject to reduction  or  elimination  under the limits to which the  Distributor is, or may become, subject under the NASD Conduct Rules.

      (e)   Under  the  Plan,  payments  may also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc. ("OFI") from its own resources (which may include profits derived  from  the  advisory  fee it  receives  from  the  Fund),  or (ii) by the
Distributor  (a  subsidiary of OFI),  from its own  resources,  from  Asset-Based
Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are  intended  to  have  certain  rights  as  third-party beneficiaries  under this Plan,  subject to the  limitations  set forth below. It may  be  presumed  that a  Recipient  has  provided  distribution  assistance  or administrative  support services  qualifying for payment under the Plan if it has
Qualified  Holdings of Shares  that  entitle it to  payments  under the Plan.  If either the  Distributor or the Board believe that,  notwithstanding  the level of
Qualified  Holdings,  a Recipient may not be rendering  appropriate  distribution assistance  in  connection  with the sale of  Shares  or  administrative  support services for Accounts,  then the Distributor,  at the request of the Board, shall require the Recipient to provide a written report or other  information to verify that said  Recipient  is providing  appropriate  distribution  assistance  and/or services in this regard.  If the  Distributor  or the Board of Trustees  still is not  satisfied  after the  receipt of such  report,  either may take  appropriate steps to  terminate  the  Recipient's  status  as a  Recipient  under  the  Plan, whereupon such Recipient's  rights as a third-party  beneficiary  hereunder shall
terminate.   Additionally,   in  their   discretion  a  majority  of  the  Fund's
Independent  Trustees  at any time may remove any broker,  dealer,  bank or other person or entity as a Recipient,  whereupon such person's or entity's rights as a
third-party  beneficiary  hereof  shall  terminate.   Notwithstanding  any  other
provision  of this Plan,  this Plan does not obligate or in any way make the Fund liable  to make any  payment  whatsoever  to any  person  or  entity  other  than directly  to the  Distributor.  The  Distributor  has no  obligation  to pay  any
Service Fees or Distribution  Assistance Fees to any Recipient if the Distributor
has not received  payment of Service Fees or  Distribution  Assistance  Fees from the Fund.

4.    Selection  and  Nomination of Trustees.  While this Plan is in effect,  the selection  and  nomination  of  persons  to be  Trustees  of the Fund who are not
"interested  persons" of the Fund  ("Disinterested  Trustees") shall be committed to the discretion of the incumbent Disinterested  Trustees.  Nothing herein shall prevent the incumbent  Disinterested  Trustees from  soliciting  the views or the involvement  of  others  in such  selection  or  nomination  as long as the final decision on any such  selection  and  nomination is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports.  While this Plan is in  effect,  the  Treasurer  of the Fund shall provide written reports to the Fund's Board for its review,  detailing the amount of all payments  made under this Plan and the purpose for which the payments were made.  The reports  shall be  provided  quarterly,  and shall  state  whether all provisions of Section 3 of this Plan have been complied with.

6.    Related  Agreements.  Any  agreement  related  to  this  Plan  shall  be in writing and shall  provide  that:  (i) such  agreement  may be  terminated at any time, without payment of any penalty,  by a vote of a majority of the Independent
Trustees  or by a vote of the  holders of a  "majority"  (as  defined in the 1940
Act) of the  Fund's  outstanding  voting  Class N shares;  (ii) such  termination shall be on not more than sixty  days'  written  notice to any other party to the agreement;  (iii) such agreement  shall  automatically  terminate in the event of its  "assignment" (as defined in the 1940 Act); (iv) such agreement shall go into effect when approved by a vote of the Board and its Independent  Trustees cast in person at a meeting called for the purpose of voting on such  agreement;  and (v)
such agreement shall,  unless  terminated as herein provided,  continue in effect from year to year only so long as such  continuance is  specifically  approved at least  annually  by a vote of the  Board  and its  Independent  Trustees  cast in person at a meeting called for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination and Amendment.  This Amended and
Restated  Plan has been  approved  by a vote of the Board and of its  Independent
Trustees and replaces the Fund's prior  Distribution and Service Plan for Class N shares.  Unless terminated as hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to  year  or as the  Board  may  otherwise  determine  but  only  so long as such continuance  is  specifically  approved at least  annually by a vote of the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

      This Plan may not be amended to increase  materially the amount of payments to be made under this Plan,  without  approval of the Class N  Shareholders  at a meeting called for that purpose and all material  amendments  must be approved by a vote of the Board and of the Independent Trustees.

      This  Plan may be  terminated  at any time by a vote of a  majority  of the
Independent  Trustees or by the vote of the holders of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class N voting shares.  In the event of such  termination,  the Board and its  Independent  Trustees  shall  determine whether the  Distributor  shall be entitled to payment  from the Fund of all or a portion of the  Service  Fee and/or the  Asset-Based  Sales  Charge in respect of
Shares sold prior to the effective date of such termination.

8.    Disclaimer  of  Shareholder   and  Trustee   Liability.   The   Distributor
understands  that the  obligations  of the Fund under  this Plan are not  binding upon any Trustee or  shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  The  Distributor  represents that it has notice of the provisions of the  Declaration of Trust of the Fund  disclaiming  shareholder and
Trustee liability for acts or obligations of the Fund.

                                    Oppenheimer Main Street Opportunity Fund(R)

                                    By: /s/ Robert G. Zack
                                        Robert  G.  Zack,
                                        Vice President and Secretary

                                    OppenheimerFunds Distributor, Inc.

                                    By: /s/ James H. Ruff
                                        James H. Ruff, President